UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Tilray Brands, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Madison Avenue, Suite 1900 New York, NY		10065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Tilray, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2022, Tilray Brands, Inc. (the “Company” or “Tilray”) entered into amendments to improve the terms of its previously-disclosed agreements to acquire from HT Investments MA LLC (“HTI”) all of the outstanding principal and accrued and unpaid interest under a secured convertible note (as amended and restated, the “HEXO Note”) issued by HEXO Corp. (“HEXO”). These amendments provide, among other things, for an additional discount to Tilray’s purchase price and that the conversion price of the HEXO Note be adjusted down from CAD$0.85 to CAD$0.40.

Specifically, Tilray and HTI entered into an amended and restated assignment and assumption agreement dated as of June 14, 2022 (the “Amended Assignment Agreement”).  Pursuant to the Amended Assignment Agreement,  the purchase price for the HEXO Note will be equal to the outstanding principal balance of the HEXO Note as of the closing date (approximately $185 million as of the date hereof, and such amount at closing to be not less than $160 million) less a purchase price discount equal to 10.8% of the principal outstanding balance. The purchase price shall be payable by Tilray to HTI in the form of a newly-issued $50 million convertible note (the “Tilray Convertible Note”) and the balance, at Tilray’s option (subject to certain conditions and limitations), in cash consideration, Class 2 Common Stock of Tilray or any combination thereof.

The Tilray Convertible Note will bear interest at a rate of 4.00% per annum calculated and paid on a quarterly basis. The Tilray Convertible Note will mature on September 1, 2023, unless earlier repurchased or converted.  The Tilray Convertible Note obligations will be general unsecured obligations and rank subordinated in right of payment to all of Tilray’s current and future indebtedness to banks, commercial finance lenders or other lending institutions.

The Tilray Convertible Note is convertible at HTI’s election in whole or in part at any time prior to 5:00 p.m. (New York) on the second trading day immediately preceding the maturity date into shares of Tilray’s Class 2 common stock, par value $0.0001 (the “Common Stock”), at a conversion rate equal to 125% of the closing price on the issuance date of the Tilray Convertible Note (the “Conversion Price”). The Conversion Price is subject to adjustment under certain circumstances in accordance with the terms of the Tilray Convertible Note.

If Tilray undergoes a fundamental change (as defined in the Tilray Convertible Note), upon not less than 20 or more than 35 business days’ notice Tilray shall offer to repurchase for cash all of the outstanding obligations under the Tilray Convertible Note at a fundamental change repurchase price equal to 105% of the outstanding obligations, unless HTI converts the Tilray Convertible Note in accordance with its terms.

In connection with the Amended Assignment Agreement, each of Tilray, HEXO and HTI also entered into an amended transaction agreement dated as of June 14, 2022 (the “Amending Agreement”), pursuant to which (i) HEXO agreed to issue the amended HEXO Note to Tilray, (ii) the outside closing date for the transactions was extended to August 1, 2022, (iii) HEXO’s minimum liquidity covenant is reduced from $100 million to CAD$70 million, (iv) Tilray will have board governance rights to appoint two of HEXO’s board members and two observers and (v) the initial conversion price of the HEXO Note has been amended from CAD$0.85 to CAD$0.40.

To the extent that the HEXO Note is acquired with Class 2 Common Stock of Tilray, the Amended Assignment Agreement provides for a post-closing adjustment, such that if the purchase price (less any amounts satisfied or to be satisfied in cash or the Tilray Convertible Note) divided by the daily volume weighted average price (the “VWAP Price”) of the Class 2 Common Stock of Tilray for the 44-trading day period following closing is greater than the number of shares issued at closing, then Tilray shall deliver to HTI in cash or additional shares, at Tilray’s option (subject to certain conditions and limitations), an amount equal to such difference multiplied by the VWAP Price.

The issuance of the Tilray Convertible Note and the maximum number of shares of Class 2 Common Stock of Tilray that may be issued to HTI under the Tilray Convertible Note and the Amended Assignment Agreement were registered with the U.S. Securities and Exchange Commission under the Company’s Registration Statement on Form S-3 (333-233703).

Each of the transactions and agreements described above remain subject to several closing conditions, including receipt of HEXO shareholder approval; applicable regulatory approvals; and Tilray and HEXO having entered into commercial arrangements to achieve production efficiencies and cost-saving synergies.

Copies of the amendment documents are filed as Exhibits 10.1, 10.2 and 10.3 with this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On June 14, 2022, the Company issued a press release announcing the amended terms of its agreement to acquire the HEXO Note. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amending Agreement to Transaction Agreement, dated as of June 14, 2022, by and among the Company, HT Investments MA LLC and HEXO

10.2	Amended and Restated Assignment and Assumption Agreement, dated as of June 14, 2022, by and among the Company, HT Investments MA LLC and HEXO

10.3	Form of Convertible Note due September 1, 2023, issued and owing by the Company to HTI

99.1	Press Release of Tilray Brands, Inc., dated June 14, 2022

104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.

Date: June 14, 2022	By:	/s/ Mitchell Gendel
Mitchell Gendel
Global General Counsel